Exhibit 99.1

CHARDAN NORTH CHINA ACQUISITION CORPORATION
SPECIAL MEETING OF STOCKHOLDERS
__________, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF CHARDAN NORTH CHINA ACQUISITION CORPORATION

The undersigned stockholder of Chardan North China Acquisition Corporation, a Delaware corporation (“Chardan”), revoking all prior proxies, hereby appoints Richard D. Propper with the full power and authority to act as proxy of the undersigned, with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the special meeting of stockholders of Chardan to be held at Chardan’s offices at 625 Broadway, Suite 1111, San Diego, California, 92101 at __ a.m. Pacific Time on ________________, 2006, and at any adjournment or postponement thereof, on the matters set forth in this proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof:

1.
To approve the Stock Purchase Agreement, dated as of February 2, 2006, as amended, by and among Chardan and the stockholders of Gifted Time Holdings, Ltd., a British Virgin Islands holding company that owns or controls operating companies in the People’s Republic of China collectively known as HollySys (“Gifted Time”), pursuant to which Chardan will purchase all of the outstanding securities of Gifted Time held by Gifted Time’s stockholders.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Our Board of Directors unanimously recommends that you vote FOR approval of this proposal.

2.
To approve the merger of Chardan with and into HLS Systems International Ltd., a wholly owned subsidiary of Chardan formed under the laws of the British Virgin Islands, for the purposes of redomestication of Chardan to the British Virgin Islands as part of the acquisition of Gifted Time.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Our Board of Directors unanimously recommends that you vote FOR approval of this proposal.

3.	To approve the Chardan 2006 Stock Option Plan and to reserve an aggregate of 3,000,000 shares of Chardan Common Stock for issuance under the 2006 Stock Option Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Our Board of Directors unanimously recommends that you vote FOR approval of this proposal.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

Proxy cards properly executed and returned without direction will be voted “for” the proposals.

Signature must be that of the stockholder himself or herself. If shares are held jointly, each stockholder named should sign. If the stockholder is a corporation, please sign the full corporate name by a duly authorized officer. If the stockholder is a partnership, please sign the partnership name by an authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.

Dated: _____________, 2006

INDIVIDUAL OR JOINT HOLDER:

Signature

Print Name Here

Signature (if held jointly)

Print Name Here

CORPORATE OR PARTNERSHIP HOLDER:

Company Name

By: ___________________________________

Its: ___________________________________